As filed with the Securities and Exchange Commission on             , 1997
                                           Registration No. 333-________________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                               ------------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                               ------------------------

                             ELECTRONIC PROCESSING, INC.
                  (Exact name of issuer as specified in its charter)

           MISSOURI                                      48-1056429
(State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

                     501 Kansas Avenue, Kansas City, Kansas 66105
                (Address of principal executive offices)    (Zip Code)
                               ------------------------

                             ELECTRONIC PROCESSING, INC.
                                1995 STOCK OPTION PLAN
                               (Full title of the plan)

                               ------------------------

                                    Tom W. Olofson
                   Chairman, President and Chief Executive Officer
                             Electronic Processing, Inc.
                     501 Kansas Avenue, Kansas City, Kansas 66105
                       (Name and address of agent for service)
                                    (913) 321-6392
            (Telephone number, including area code, of agent for service)

                               ------------------------
                           CALCULATION OF REGISTRATION FEE

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                                                      Proposed       Proposed
     Title of                                          Maximum        Maximum
    Securities                         Amount         Offering       Aggregate      Amount of
       to be                           to be           Price         Offering     Registration
    Registered                      Registered(1)   per Share(2)      Price(2)         Fee
------------------------------------------------------------------------------------------------
1995 Stock Option Plan
Options to Purchase Common Stock       270,000           N/A                           N/A
Common Stock                           270,000          $4.75        $1,282,500      $388.64
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------



(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Electronic Processing, Inc. 1995 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of calculating the amount of the registration fee under Rule 457(h) of the Securities Act of 1933, as amended (the "1933 Act"), on the basis of the price at which the Common Stock was sold on July 1, 1997.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

    Electronic Processing, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

    (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act").

    (b) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1997.

    (c) The Registrant's prospectus (File No. 333-16805) filed with the Commission on February 5, 1997.

    (d) The Registrant's Registration Statement on Form 8-A (File No. No. 0-22081) filed with the Commission on January 31, 1997, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

    All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

    Not Applicable.

Item 5. Interests of Named Experts and Counsel.

    Not Applicable.

Item 6. Indemnification of Directors and Officers.

    The Company's by-laws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company ( or is or was serving at the request of the Company as a director or officer of another entity) against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement (except that, in connection with an action by or in the right of the Company, the indemnity shall be limited to expenses, including attorneys' fees and amounts paid in settlement) actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    To the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding, or in defense of any claim, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the action, suit, or proceeding. The indemnification discussed in this section is not exclusive of any other rights the party may have seeking indemnification.

Item 7. Exemption from Registration Claimed.

    The grant of options to purchase 119,500 shares of the Company's Common Stock to 6 officers and/or directors and to 46 other employees were deemed exempt from registration under the 1933 Act by virtue of Section 4(2) and/or Regulation D promulgated under the 1933 Act. The purchasers acquired the securities for investment only and not with a view to the distribution thereof.

Item 8. Exhibits.

Exhibit Number      Exhibit
 --------------     -------
    4.0 Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement on Form 8-A (File No. 0-22081) which is incorporated herein by reference pursuant to Item 3(c).
    5.0            Opinion of Petillon & Hansen.
    23.1           Consent of Independent Accountants - Baird, Kurtz & Dobson.
    23.2           Consent of Petillon & Hansen is contained in Exhibit 5.
    24.0 Power of Attorney. Reference is made to page II-3 of this Registration Statement.
    91.1 Electronic Processing, Inc. 1995 Stock Option Plan (incorporated by reference from exhibit 4.3 of Registrant's Registration Statement on Form SB-2 (File No.333-16805), as declared effective by the Securities and Exchange Commission on February 5, 1997 as amended).
    99.4           Reoffer Prospectus.

Item 9.       Undertakings.

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Electronic Processing, Inc. 1995 Stock Option Plan.

   B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 7th day of July, 1997.



                             ELECTRONIC PROCESSING, INC.

                               /s/ Tom W. Olofson
                        -------------------------------------
                               By  Tom W. Olofson
                         Chief Executive Officer, President,
                                Chairman of the Board

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tom W. Olofson and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signatures                          Title                       Date

/s/ Tom W. Olofson                  Chief Executive Officer;    July 7, 1997
---------------------------------   President; Chairman of
Tom W. Olofson                      the Board (Principal
                                    Executive Officer)

/s/ Nanci R. Trutna                 Vice President - Finance    July 7, 1997
---------------------------------   (Principal Financial
Nanci R. Trutna                     Officer and Principal
                                    Accounting Officer)

/s/ Christopher E. Olofson          Chief Operating Officer,    July 7, 1997
---------------------------------   Executive Vice President;
Christopher E. Olofson              Director

/s/ Robert C. Levy                  Director                    July 7, 1997
---------------------------------
Robert C. Levy

/s/ W. Bryan Saterlee               Director                    July 7, 1997
---------------------------------
W. Bryan Saterlee

                                    EXHIBIT INDEX

  Exhibit Number         Exhibit
  --------------         -------

      4.0 Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement on Form 8-A (File No. 0-22081) which is incorporated herein by reference pursuant to Item 3(c).
      5.0                Opinion of Petillon & Hansen.
     23.1                Consent of Independent Accountants - Baird, Kurtz &
                         Dobson
     23.2                Consent of Petillon & Hansen is contained in Exhibit 5.
     24.0 Power of Attorney. Reference is made to page II-3 of this Registration Statement.
     91.1 Electronic Processing, Inc. 1995 Stock Option Plan (incorporated by reference from exhibit 4.3 of Registrant's Registration Statement on Form SB-2 (File No.333-16805), as declared effective by the Securities and Exchange Commission on February 5, 1997 as amended).
     99.4                Reoffer Prospectus.